Press Contact: Jim Hasty VP, Marketing & Sales Administration (765) 771-5487	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

2009 Fourth Quarter and Full Year Results

Fourth Quarter Operating EBITDA Improves Over Prior Year

LAFAYETTE, Ind. – February 8, 2010 – Wabash National Corporation (NYSE: WNC) reported year-over-year operating improvements across several key financial and operating metrics.  The Company reported an operating loss of $11.9 million for the fourth quarter of 2009, compared to an operating loss of $87.2 million for the fourth quarter of 2008.  For the twelve months ended December 31, the Company reported operating losses of $66.1 million and $103.8 million for 2009 and 2008, respectively.  Fourth quarter and full year 2008 results include a non-cash charge related to a goodwill impairment of $66.3 million.

The following is a summary of select operating and financial results trended for the past five quarters:

(Dollars in thousands)	December 31, 2008		March 31, 2009	June 30, 2009	September 30, 2009		December 31, 2009

New Trailer Units Sold	9,400		2,700	3,200	3,600		3,300

Net Sales	$230,715		$77,937	$86,206	$88,324		$85,373

Gross Profit Margin	-2.1%		-19.9%	-6.1%	-0.4%		-2.2%

Loss from Operations	$(87,238	)(1)	$(27,319)	$(16,664)	$(10,207)		$(11,884)

Net (Loss) Income	$(111,906	)(1)	$(28,284)	$(17,935)	$(66,404	)(2)	$10,858 (2)

Operating EBITDA (Non-GAAP)	$(13,451)		$(21,558)	$(10,687)	$(4,607)		$(6,255)

Notes:	(1)
During the fourth quarter of 2008, the Company incurred a goodwill impairment charge of $66.3 million included in the Loss from Operations and Net Income (Loss) and a charge to income tax expense of $23.1 million included in Net Income (Loss).

(2)
Quarterly Net Income (Loss) includes a non-cash benefit (charge) of approximately ($54.0) million and $20.5 million related to the change in the fair value of the Company’s warrant for third and fourth quarter of 2009, respectively.

Operating results for the fourth quarter of 2009 trended down sequentially from the third quarter, but were in line with expectations and the seasonality of the industry. On a non-GAAP basis, Operating EBITDA (Earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock based compensation, and other non-operating income and expense, as well as, any other non-cash special charges) loss of $6.3 million was higher than the third quarter by approximately $1.6 million, reflective of slightly lower sales volumes and seasonally higher production costs for the quarter. The improvements in operating results and Operating EBITDA experienced in both the third and fourth quarters are reflective of cost reduction initiatives that have been implemented throughout the year, improved raw material costs and the impact of improved manufacturing operations. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Dick Giromini, President and Chief Executive Officer, stated, “While our industry faced the most difficult economic period in decades, we made significant improvements in 2009 to our cost structure and operational efficiency.  During the year, our associates were challenged with not only continuing to pursue our strategic initiatives, but also executing measures designed to improve our long-term value proposition.  The results of our efforts are clear, as Wabash has meaningfully reduced its breakeven point and positioned itself for increased profitability as volume levels improve.”

Giromini continued, “While the first quarter is seasonally one of the weakest periods, we remain optimistic about the prospects for our industry.  We are encouraged to see order activity pick up, and our backlog, which as of the end of the year was $137 million, is up from $96 million in September, and $110 million as of a year ago.  Key economic indicators have also shown noteworthy levels of stabilization and even incremental improvement.  Additionally, industry sources expect trailer demand to increase during the third and fourth quarters of 2010, with demand improving markedly in 2011 and 2012. Although some challenges remain, we believe the worst is now behind us.”

Financial Results
The Company reported net income of $10.9 million, or $0.15 per diluted share, for the fourth quarter of 2009 on net sales of $85 million. For the same quarter last year, the Company reported a net loss of $111.9 million, or $3.73 per diluted share. Fourth quarter new trailer sales totaled 3,300 units, which represents a 65% decline from the prior year period. For the twelve months ended December 31, 2009, the net loss totaled $101.8 million, or $3.48 per diluted share, on sales of $338 million. For the comparable period of 2008, the net loss totaled $125.8 million, or $4.21 per diluted share, on sales of $836 million.

Results for the three and twelve months ended December 2009 include a non-cash benefit of $20.5 million and a non-cash charge of $33.4 million, respectively, related to the change in the fair value of the warrant issued to Trailer Investments as a part of the Securities Purchase Agreement entered into on July 17, 2009. The change in the fair value of the warrant was driven by the change in the Company’s stock price during the quarter and year.

Fourth Quarter 2009 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its fourth quarter results on February 9, 2010, at 10:00 a.m. EST.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through April 30, 2010.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information regarding the results of the quarter and year ended December 31, 2009 contain the non-GAAP financial measure Operating EBITDA that excludes, among other things, charges incurred in 2009 as a result of the fair value accounting of the Company’s outstanding stock warrants.  The charge associated with these stock warrants are presented separately within Other Income and Expense on the Company’s Condensed Consolidated Statements of Operations for the three and twelve month periods ended December 31, 2009.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net loss, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock based compensation, and other non-operating income and expense; as well as, any other non-cash special charges. Management believes Operating EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of the Company. Management uses Operating EBITDA to evaluate consolidated as well as individual business segment results. Management uses Operating EBITDA when evaluating Company performance because we believe that the exclusion of the recurring and non-recurring items identified above provides management with a basis for assessing Company performance period to period.  The presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s complete understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle®, and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the current contraction in demand for transportation equipment associated with current economic conditions, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net sales	$85,373	$230,715	$337,840	$836,213
Cost of sales	87,255	235,457	360,750	815,289
Gross profit	(1,882)	(4,742)	(22,910)	20,924
General and administrative expenses	7,495	12,078	31,988	44,094
Selling expenses	2,507	4,101	11,176	14,290
Impairment of goodwill	-	66,317	-	66,317
Loss from operations	(11,884)	(87,238)	(66,074)	(103,777)
Other income (expense)
Decrease (Increase) in fair value of warrant	20,536	-	(33,447)	-
Interest expense	(920)	(1,308)	(4,379)	(4,657)
(Loss) Gain on debt extinguishment	-	-	(303)	151
Other, net	166	(305)	(563)	(479)
Income (loss) before income taxes	7,898	(88,851)	(104,766)	(108,762)
Income tax (benefit) expense	(2,960)	23,055	(3,001)	17,064
Net income (loss)	10,858	(111,906)	(101,765)	(125,826)
Preferred stock dividends	2,224	-	3,320	-
Net income (loss) applicable to common stockholders	$8,634	$(111,906)	$(105,085)	$(125,826)
Common stock dividends declared	$-	$-	$-	$0.135
Basic and diluted net income (loss) per share	$0.15	$(3.73)	$(3.48)	$(4.21)
Comprehensive income (loss)
Net income (loss)	$10,858	$(111,906)	$(101,765)	$(125,826)
Reclassification adjustment for interest rate
swaps included in net loss	-	-	1,398	-
Changes in fair value of derivatives, net of tax	-	(1,376)	118	(1,516)
Net comprehensive income (loss)	$10,858	$(113,282)	$(100,249)	$(127,342)

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended December 31,
2009
Net sales	$72,622	$17,007	$(4,256)	$85,373
(Loss) Income from operations	$(9,385)	$(2,577)	$78	$(11,884)
New trailers shipped	3,200	300	(200)	3,300

2008
Net sales	$208,861	$29,729	$(7,875)	$230,715
(Loss) Income from operations	$(84,227)	$(3,224)	$213	$(87,238)
New trailers shipped	9,200	500	(300)	9,400

Twelve months ended December 31,
2009
Net sales	$279,518	$72,299	$(13,977)	$337,840
(Loss) Income from operations	$(57,459)	$(8,827)	$212	$(66,074)
New trailers shipped	12,600	800	(600)	12,800

2008
Net sales	$744,899	$142,058	$(50,744)	$836,213
(Loss) Income from operations	$(98,840)	$(5,991)	$1,054	$(103,777)
New trailers shipped	33,100	2,500	(2,300)	33,300

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net income (loss) applicable to common stockholders	$8,634	$(111,906)	$(105,085)	$(125,826)
Dividends paid and undistributed earnings allocated to
participating securities	(3,929)	(34)	-	(132)
Net income (loss) applicable to common stockholders excluding amounts applicable to participating securities, basic and diluted	$4,705	$(111,940)	$(105,085)	$(125,958)
Basic and diluted weighted average common shares
outstanding	30,359	30,016	30,237	29,954
Basic and diluted net income (loss) per share	$0.15	$(3.73)	$(3.48)	$(4.21)

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,108	$29,766
Accounts receivable, net	17,081	37,925
Inventories	51,801	92,896
Prepaid expenses and other	6,877	5,307
Total current assets	76,867	165,894

Property, plant and equipment, net	108,802	122,035

Intangible assets	25,952	29,089

Other assets	12,156	14,956
	$223,777	$331,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$-	$80,008
Current portion of capital lease obligation	337	337
Accounts payable	30,201	42,798
Other accrued liabilities	34,583	45,449
Warrant	46,673	-
Total current liabilities	111,794	168,592

Long-term debt	28,437	-

Capital lease obligation	4,469	4,803

Other noncurrent liabilities and contingencies	3,258	5,142

Preferred stock, net of discount, 25,000,000 shares authorized, $0.01 par value,
35,000 and 0 shares issued and outstanding, respectively	22,334	-

Stockholders’ equity	53,485	153,437
	$223,777	$331,974

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Years Ended December 31,
	2009	2008
Cash flows from operating activities
Net loss	$(101,765)	$(125,826)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	19,585	21,467
Net (gain) loss on the sale of assets	(55)	606
Loss (Gain) on debt extinguishment	303	(151)
Deferred income taxes	-	17,286
Excess tax benefits from stock-based compensation	-	(6)
Increase in fair value of warrant	33,447	-
Stock-based compensation	3,382	4,990
Impairment of goodwill	-	66,317
Changes in operating assets and liabilities
Accounts receivable	20,845	30,827
Inventories	41,095	20,229
Prepaid expenses and other	(1,570)	436
Accounts payable and accrued liabilities	(22,666)	(5,657)
Other, net	385	153
Net cash (used in) provided by operating activities	(7,014)	30,671

Cash flows from investing activities
Capital expenditures	(981)	(12,613)
Proceeds from the sale of property, plant and equipment	300	213
Net cash used in investing activities	(681)	(12,400)

Cash flows from financing activities
Proceeds from exercise of stock options	-	97
Excess tax benefits from stock-based compensation	-	6
Borrowings under revolving credit facilities	276,853	202,908
Payments under revolving credit facilities	(328,424)	(122,900)
Payments under long-term debt obligations	-	(104,133)
Principal payments under capital lease obligations	(334)	(193)
Proceeds from issuance of preferred stock and warrant	35,000	-
Debt issuance costs paid	(1,420)	(4)
Preferred stock issuance costs paid	(2,638)	-
Common stock dividends paid	-	(5,510)
Net cash used in financing activities	(20,963)	(29,729)

Net decrease in cash and cash equivalents	(28,658)	(11,458)
Cash and cash equivalents at beginning of year	29,766	41,224
Cash and cash equivalents at end of year	$1,108	$29,766

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net income (loss)	$10,858	$(111,906)	$(101,765)	$(125,826)
Income tax (benefit) expense	(2,960)	23,055	(3,001)	17,064
(Decrease) Increase in fair value of warrant	(20,536)	-	33,447	-
Interest expense	920	1,308	4,379	4,657
Depreciation and amortization	5,153	5,932	19,585	21,467
Stock-based compensation	476	1,538	3,382	4,990
Impairment of goodwill	-	66,317	-	66,317
Other non-operating (income) expense	(166)	305	866	328
Operating EBITDA	$(6,255)	$(13,451)	$(43,107)	$(11,003)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net (loss) income	$(28,284)	$(17,935)	$(66,404)	$10,858
Income tax expense (benefit)	15	(1)	(55)	(2,960)
Increase (Decrease) in fair value of warrant	-	-	53,983	(20,536)
Interest expense	1,005	1,306	1,148	920
Depreciation and amortization	4,796	4,804	4,832	5,153
Stock-based compensation	965	1,173	768	476
Other non-operating (income) expense	(55)	(34)	1,121	(166)
Operating EBITDA	$(21,558)	$(10,687)	$(4,607)	$(6,255)

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Net loss	$(6,387)	$(3,203)	$(4,330)	$(111,906)
Income tax (benefit) expense	(3,693)	(1,010)	(1,288)	23,055
Interest expense	1,174	1,021	1,154	1,308
Depreciation and amortization	5,187	5,194	5,154	5,932
Stock-based compensation	863	1,307	1,282	1,538
Impairment of goodwill	-	-	-	66,317
Other non-operating (income) expense	(131)	182	(28)	305
Operating EBITDA	$(2,987)	$3,491	$1,944	$(13,451)